UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2007

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.            Other Events.

GAINSCO, INC. (the “Company”) disclosed in Item 1A (“Risk Factors”) of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Form 10-Q”) that is was confronting uncertainties and risks associated with the possibility that  the Florida legislature would allow the Florida Motor Vehicle No-Fault Law (the “Florida No-Fault Law”) to sunset on October 1, 2007. The Company disclosed in the Form 10-Q that if no legislation was enacted extending or replacing the Florida No-Fault Law, the statute would expire on October 1, 2007. The Florida No-Fault Law requires Florida motorists to maintain personal injury protection coverage (“PIP”) and property damage liability coverage. A material part of the Company’s revenues have been derived from the sale of PIP insurance in Florida. Reference is made to Item 1A of  the Form 10-Q for further information regarding the significance of the Florida insurance market to the Company and the types of uncertainties and risks faced by the Company if the statute was allowed to sunset.

The Florida No-Fault Law expired effective October 1, 2007 and, as of the date of this Report, no legislation has been enacted to replace it. As a result, Florida motorists are not now required to purchase PIP insurance, although motorists in Florida continue to be required to carry property damage liability coverage. Various proposals for the extension of the expired law, the adoption of a revised no-fault insurance law, or a different system of mandatory insurance coverage have been proposed and may be considered in the near future by the Florida legislature. The Company is not able to predict whether any legislation will be adopted and, if it is, the nature of the laws that may be enacted.

In preparation for the potential sunset of the Florida No-Fault Law, the Company has sought to prepare policies that offer coverages similar to the PIP and property damage liability coverages previously available, as well as alternative coverages that will appeal to agents and customers that offer the potential for profit, although the outcome of these strategies is uncertain. Motorists are not required by statute to purchase such alternative coverage, as they were under the Florida No-Fault Insurance law, which can reasonably be expected to materially reduce overall demand for personal automobile insurance policies in Florida.

The Company also expects a shift in the litigation environment from the no-fault environment to a fault-based liability system and, while it has sought to prepare its claims personnel for changing litigation patterns, the nature and degree of change that may occur is uncertain. There is increased operational, actuarial and information technology risk associated with implementation, monitoring and control of such changes. The Company intends to continue to monitor these ongoing changes in the Florida insurance environment and its business trends resulting from such changes. However, the significant risks and uncertainties that exist in the Company’s Florida insurance business are substantial and may result in material and adverse effects on the Company’s revenues and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

Date: October 2, 2007	/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer